                                                              EXHIBIT 6(a)(4)(a)

                                  SCHEDULE A-1

                      EATON VANCE SPECIAL INVESTMENT TRUST

                             DISTRIBUTION AGREEMENT

                          EFFECTIVE: NOVEMBER 17, 1997

Name of Fund Adopting this Agreement               Prior Agreements Relating to Class B and/or Class C Assets
------------------------------------               ----------------------------------------------------------

Eaton Vance Russia and Eastern Europe Fund         N/A